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                                                                    EXHIBIT 23.2

                         CONSENT OF PRICE WATERHOUSE LLP

        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 20, 1997 (except as to Note 8, which is as of February 25, 1997) appearing on page 35 of Cypress Semiconductor Corporation's Annual Report on Form 10-K for the year ended December 30, 1996. We also consent to the references to us under the headings "Experts" in such Prospectus.



Price Waterhouse LLP
San Jose, California
March 16, 1998


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP